Exhibit 99.1

Accelerize Inc. Reports Financial Results for the Second Quarter of 2017

●	Software licensing revenue in Q2 2017 rose 6.1% to $4.9 million

●	Company increased R&D and marketing expenses in preparation for the launch of its new enterprise software in Q3 2017

●	Completed a $15 million three-year hosting service extension in July 2017 to support anticipated growth from its enterprise software launch

NEWPORT BEACH, Calif. – August 9, 2017 – Accelerize Inc. (OTCQB: ACLZ), a leader in marketing technology solutions, today announced financial results for its second quarter which ended June 30, 2017.

Accelerize Inc. owns and operates CAKE, a technology provider of customer journey analytics solutions that measurably improve marketing campaign performance and return on advertising spend. CAKE’s powerful software-as-a-service (SaaS) enterprise platform provides unparalleled insight into every step in the customer journey and sophisticated tools that enable advertisers, publishers, agencies and affiliate networks to maximize the effectiveness of their marketing efforts across the digital spectrum.

Business Highlights for Q2 2017

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Continued Growth of Monthly Recurring License Fees, Average Revenue per Customer and Total Number of Customers: Q2 2017 software license fee revenues increased 6.1% year-over-year to $4.9MM and comprised 82% of total revenue compared to 77% in Q2 2016. Total number of customers increased by 5% with average license revenue per customer increasing by 1% year-over-year through broader usage of the Company’s SaaS platform. Revenue remained broad-based with no single customer representing more than 5% of total revenue.

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Increased Investment in Technology for Cloud-based Enterprise Software Platform: During Q2 2017 the Company completed the development of its new enterprise software platform scheduled to be launched in Q3 2017. The Company expects this new enterprise product launch to significantly broaden the size and scope of its recurring-revenue opportunities, especially with large advertisers, publishers and brands.

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Completed a $15 million three year hosting service extension to fuel future growth: In July 2017, the Company arranged a three-year $15 million hosting service extension with its primary hosting partner to support anticipated future growth.

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Continued International Expansion: The Company achieved significant global diversification in Q2 2017 with 42% of overall revenue derived outside the U.S., up from 33% in Q2 2016. The Company provides CAKE platform services for customers in more than 40 countries worldwide.

“Our Q2 2017 results reflect the significant steps we have taken to prepare our Company for future success,” said Brian Ross, Chairman and CEO of Accelerize Inc. “We have invested considerable resources in completing the development of our enterprise software platform in order to position Accelerize Inc. to capitalize on a much larger market opportunity with large brands and advertisers. While this effort has resulted in some additional short term expenses and our moving away from certain non-core revenue streams, we are confident that it places us in a position to achieve substantial long term growth and build lasting value for our stockholders. Our new $15 million hosting service commitment also provides us with a solid foundation to help us achieve our aggressive sales goals for the future. We are excited about the launch of this dynamic new software product in Q3 and look forward to a progressive acceleration in revenue growth in the quarters and years to come.”

Financial Highlights for Q2 2017

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Revenues: Total revenues for Q2 2017 were $6.0MM, consistent with the comparable period in 2016. Software Licensing revenue rose to $4.9MM, a 6.1% increase compared to $4.6MM in Q2 2016. The increase in software licensing revenue was driven by a 5% increase in number of customers and a 1% increase in average license revenue per customer on the CAKE software platform. Other revenue, consisting primarily of professional service fees and other partner revenue, decreased by 51.7% year-over-year to $243K, as a result of the Company’s strategic decision to transition away from certain non-core revenue streams. The Company anticipates future revenues to be driven by ongoing organic growth, international expansion and penetration into new larger markets through product innovation and the launch of its new enterprise software platform.

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Operating Loss: For Q2 2017, the Company recorded an operating loss of ($340K) compared to an operating loss of ($123K) in the same period in 2016. This was mainly a result of a $344K decrease in gross profit partially offset by a $127K reduction in operating expenses. The decline in gross profit was largely due to certain redundant hosting expenditures resulting from its migration to a new hosting service. The Company expects these redundant expenses to continue through Q3 2017 and thereafter result in a significant reduction in costs.

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Net Loss: Net loss for Q2 2017 was ($617K), or ($0.01) per share on 65.3 million weighted average shares outstanding, compared to a net loss of ($333k) or ($0.01) per share on 65.1 million weighted average shares outstanding in Q2 2016.

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Adjusted EBITDA: Adjusted EBITDA in Q2 2017 was $67K compared to adjusted EBITDA of $519K recorded in Q2 2016. Adjusted EBITDA is a non-GAAP measure management believes provides important insight into the Company’s operating results (see “Use of Non-GAAP Financial Information” and the reconciliations of non-GAAP financial measures later in the press release).

“We continued to maintain positive adjusted EBITDA in Q2 2017 while we positioned the Company for the imminent launch of our enterprise product,” said Andy Mazzarella, CFO of Accelerize Inc. “Our migration to a new hosting service and the new three-year hosting services agreement will help us reduce costs and give us ample room to grow in the coming years. We expect gross margins to return to historical levels by Q4 of this year as redundant migration costs subside and recurring licensing revenues continue to expand. Additionally, we are in discussions to expand our borrowing capabilities in order to support our expansion into larger market opportunities with advertisers and large brands. We remain committed to our growth strategy and look forward to our new product launch delivering strengthening future financial performance for the benefit of our stockholders.”

About Accelerize Inc.

Accelerize Inc. (OTCBB: ACLZ) offers marketing technology solutions that revolutionize the way advertisers leverage their digital advertising data. For more information, visit www.accelerize.com.

Use of Forward-looking Statements

This press release may contain forward-looking statements from Accelerize Inc. within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. For example, when Accelerize Inc. describes the timing of launch and impact of its new enterprise software, the benefits of its hosting services agreement, its sales and revenue growth goals, the growth of future revenues, expectations for gross margins, expansion of borrowing capabilities, and uses other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions, Accelerize Inc. is using forward-looking statements. These forward-looking statements are based on the current expectations of the management of Accelerize Inc. only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in technology and market requirements; our technology may not be validated as we progress further; we may be unable to retain or attract key employees whose knowledge is essential to the development of our products and services; unforeseen market and technological difficulties may develop with our products and services; inability to timely develop and introduce new technologies, products and applications; or, loss of market share and pressure on pricing resulting from competition, which could cause the actual results or performance of Accelerize Inc. to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, Accelerize Inc. undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risk and uncertainties affecting Accelerize Inc., reference is made to Accelerize Inc.'s reports filed from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information

Accelerize Inc. provides financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand Accelerize Inc.’s financial performance the Company has supplemented its financial results that it provides in accordance with GAAP with certain non-GAAP financial measures. The method Accelerize Inc. uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.  Specifically, management is excluding the following items from its non-GAAP Adjusted EBITDA calculation:

Stock-Based Compensation and Warrant Expenses: The Company’s compensation strategy includes the use of stock-based compensation and warrants to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation and warrant expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

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Investor Contact:

Ascendant Partners, LLC

Richard Galterio

Rich@ascendantpartnersllc.com

(732) 410-9810

ACCELERIZE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS

Current Assets:
Cash	$120,422	$1,680,127
Restricted cash	50,000	50,000
Accounts receivable, net of allowance for bad debt of $366,746 and $349,535, respectively	2,182,431	2,229,610
Prepaid expenses and other assets	763,519	398,187
Total current assets	3,116,372	4,357,924

Property and equipment, net of accumulated depreciation and amortization of $2,969,504 and $2,585,072, respectively	3,472,794	2,933,126
Other assets	106,157	102,574
Total assets	$6,695,323	$7,393,624

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$2,124,906	$2,639,008
Deferred revenues	91,217	53,450
Credit facility, short term	2,477,995	2,038,946
Other short term loan, net of unamortized deferred financing cost of $19,582 and $43,133, respectively	380,418	506,867
Total current liabilities	5,074,536	5,238,271
Credit facility, net of unamortized deferred financing cost of $337,676 and $429,769, respectively	4,485,433	4,588,227
Other Liabilities	1,275,000	1,487,500
Total liabilities	10,834,969	11,313,998

Stockholders' Deficit:
Series A Preferred stock; $0.001 par value; 54,000 shares authorized; None issued and outstanding.	-	-
Series B Preferred stock; $0.001 par value; 1,946,000 shares authorized; None issued and outstanding.	-	-
Common stock; $0.001 par value; 100,000,000 shares authorized; 65,283,042 and 63,415,254 shares issued and outstanding, respectively	65,282	63,414
Additional paid-in capital	25,643,273	25,211,737
Accumulated deficit	(29,790,129)	(29,118,196)
Accumulated other comprehensive loss	(58,072)	(77,329)

Total stockholders’ deficit	(4,139,646)	(3,920,374)

Total liabilities and stockholders’ deficit	$6,695,323	$7,393,624

ACCELERIZE INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three-month periods ended		Six-month periods ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenues:	$5,994,154	$6,003,287	$11,950,878	$11,867,305
Cost of revenue	2,365,364	2,030,687	3,910,709	3,962,810
Gross profit	3,628,790	3,972,600	8,040,169	7,904,495

Operating expenses:
Research and development	1,133,437	973,980	2,176,556	2,004,436
Sales and marketing	1,083,303	874,422	2,299,793	1,867,300
General and administrative	1,751,672	2,247,255	3,677,914	4,535,967
Total operating expenses	3,968,412	4,095,657	8,154,263	8,407,703

Operating loss	(339,622)	(123,057)	(114,094)	(503,208)

Other income (expense):
Interest income	1,042	11,475	742	20,934
Interest expense	(278,129)	(221,683)	(558,581)	(434,232)
Total other (expenses)	(277,087)	(210,208)	(557,839)	(413,298)

Net loss	$(616,709)	$(333,265)	$(671,933)	$(916,506)

ACCELERIZE INC.

UNAUDITED RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three-month periods ended		Six-month periods ended
	June 30,		June 30,
	2017	2016	2017	2016
GAAP Net loss	$(616,709)	$(333,265)	$(671,933)	$(916,506)
EBITDA Calculation
Interest	254,792	207,254	511,189	419,802
Depreciation-US	31,437	84,576	64,706	150,575
Depreciation-UK	2,638	12,173	4,824	23.488
Amortization	181,531	186,219	315,103	375,579
EBITDA:	$(146,311)	$156,957	$223,889	$52,938
Stock-based compensation expense	87,838	91,716	181,671	248,783
Warrant expense	125,867	270,508	251,734	554,601
Adjusted EBITDA:	$67,394	$519,181	$657,294	$856,322